Exhibit 10.10
BUSINESS PROTECTION AGREEMENT
     This Business Protection Agreement (“Agreement”) made on June 18, 2007, by and between Mid-America Bancshares, Inc. (“Company”), on the one hand, and Jason K. West (“Executive”) on the other.
     1. Background and Consideration. Executive is an employee of the Company and PrimeTrust Bank (“Bank”). The Executive has requested that the Company and the Bank enter into one certain Second Amended and Restated Change of Control Agreement (as the same may be hereafter modified, amended and/or restated, the “Second Amended Agreement”) with the Executive. In further consideration for the Company’s and Bank’s agreement to enter into the Second Amended Agreement, the Executive is entering into this non-competition agreement for the benefit of the Company and the Bank. The purpose of this Agreement is to assure that, during the herein described Restricted Period, the Executive shall not actively engage or participate in a banking business that is competitive with the Company in its market areas or solicit employees or customers during the Restricted Period.
     2. Active Participation in a Competing Business. The Executive shall not actively participate or engage directly or indirectly in a Competing Business in the Protected Geographic Area during the Restricted Period.
     (a) The term “Competing Business” means any Person that is either (i) a bank or financial institution holding company or (ii) a financial institution with deposits insured through any agency of the federal government.
     (b) The term “Protected Geographic Area” means each county in the Nashville-Davidson-Murfreesboro MSA and all counties contiguous thereto.
     (c) The term “Restricted Period” means the period starting on June 18, 2007, and ending on the Termination Date.
     (d) The term “Termination Date” means the earliest to occur of (i) the date of the Executive’s voluntary retirement on or after his sixty-fifth birthday, (ii) August 31, 2010 (unless extended by the Company as provided in paragraph 7 to August 31, 2011), or (iii) the existence or occurrence of a Terminating Event.
     (e) The term “Terminating Event” means the earliest to occur of (i) a material breach of this Agreement by the Company that is not cured by the Company within fifteen calendar days after the Executive delivers a written demand to the Company specifying the
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nature of the breach and demanding cure, (ii) a material breach of the Second Amended Agreement (as the same may be amended in the future) by the Company that has not been timely cured as provided in that contract, (iii) the date that the Company sends or delivers a written notice to the Executive that it is terminating this Agreement, (iv) the date of any Secondary Acquisition, or (v) the date that any Acquirer is liquidated, files a voluntary petition under the federal Bankruptcy Code, is adjudicated or declared to be insolvent, or has a receiver appointed for it or for all or any material part of its property.
          (1) The term “Acquirer” means any Person who or which hereafter (i) acquires record or beneficial ownership of more than 25% of the voting securities of the Company or any significant subsidiary of the Company or (ii) acquires the ability to elect a majority of the membership of the board of directors of the Company or any such material subsidiary. If at any time a voting trust controls as much as 25% of the voting securities of the Company, then such voting trust shall be deemed to be an Acquirer. The right to vote shares pursuant to a revocable proxy having an expiration date of eleven months or less, and that was obtained in complete compliance with Rule 14A or Rule 14C as promulgated under the Exchange Act, shall not be deemed to be beneficial or record ownership. For the purposes of this Agreement, a security is a “voting security” if it either has the right to vote in the election of the issuer’s directors or if it is convertible at any time into such a voting security.
          (2) The term “Company” shall be understood to include the Company and each affiliate of the Company on the date hereof, including the Bank and Bank of the South.
          (3) The term “Person” means any individual, company, business trust, trust, voting trust, partnership, limited liability company, or other type of entity, whether or not operated for profit.
          (4) The term “Secondary Acquisition” means the date that (i) any Acquirer signs an agreement that would require, if it were a Tennessee corporation, approval of its voting securities in some material respect pursuant to Tenn. Code Ann. §§ 48-21-101, et seq., or pursuant to Tenn. Code Ann. §§ 48-22-101, et seq., or that would give rise to dissenter’s rights under Tenn. Code Ann. Tenn. Code Ann. §§ 48-23-101, et seq., or that would result in a total or partial liquidation or dissolution of the Acquirer, or (ii) any Person files (or is required to file) a Schedule 13D or comparable schedule under the Exchange Act reflecting the acquisition of voting or dispositive control of voting securities that do or could control as much as 25% or more of the voting power in the election of directors of the Acquirer, or (iii) any Person acquires actual control of the Acquirer. A beneficial owner, as that term is defined in 17 C.F.R. §240.13d-3, of a share of stock or other security shall be deemed to be
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in control of such share or security. The Secondary Acquisition shall be deemed to occur on the earliest of such dates.
     3. No Solicitation. During the Restricted Period the Executive agrees that he will not directly or indirectly solicit or attempt to solicit (a) any employees of the Company or any affiliate of the Company to leave their employment or (b) any customers of the Company or any affiliate of the Company to remove their business from the Company or any affiliate of the Company, nor shall he solicit any of such employees or customers to participate in any manner in a Competing Business. Solicitation prohibited under this paragraph includes solicitation by any means, including, without limitation, meetings, letters or other mailings, telephonic and electronic communications of any kind, internet communications, and generalized advertisements in the newspaper designed to target customers and/or employees of the Company or any affiliate of the Company.
     4. Nondisclosure. Executive shall use his reasonable best efforts to safeguard the confidentiality of material, non-public proprietary or confidential information of the Company and its affiliates. This non-disclosure obligation shall continue for a period of fifty years after termination of Executive’s employment or for such longer period as shall be required by law, rule or regulation.
     5. Payments to the Executive.
     (a) Payments During or After the Restricted Period. The Company shall pay the Executive the greater of (i) the Executive’s current or future monthly base salary or (ii) $10,000 per month for each full or partial month of the Restricted Period or such longer time as shall be provided herein. To the extent that Executive’s current or future monthly base salary, or the amount of any compensation paid monthly to the Executive for consulting services (“other compensation”), equals or exceeds $10,000 per month, then the Company or the Bank shall not be required to make any payment under this Agreement. If the base salary or other compensation is ever less than $10,000 per month, then the Company or the Bank shall pay the Executive, in addition to the base salary or other compensation, the difference between the base salary and $10,000 per month. If the Expiration Date is extended by the Company as provided in paragraph 7, then the payments shall continue for the entire Restricted Period, as so extended.
     (b) Continuation of Payments. Unless the parties otherwise agree in writing, the Company shall continue to make payments as specified above in subparagraph 5(a) until the earlier of (i) the date of the Executive’s voluntary retirement on or after his sixty-fifth birthday, (ii) until May 31, 2010 or, if the Restricted Period is extended by the Company as
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provided in paragraph 7, then until May 31, 2011, (iii) until the date that is one hundred eighty days after the Company sends or delivers a written notice to the Executive that it is terminating this Agreement, or (iv) until the date that a Secondary Acquisition occurs. However, it is expressly agreed that the payments required by this Agreement shall continue until at least May 31, 2010, regardless of the Termination Date, except if the Terminating Event is a Secondary Acquisition (in which event, payments shall cease as of the first day of the calendar month following the date that the Secondary Acquisition is deemed to occur).
     (c) Frequency of Payments. All payments to the Executive shall be made in accordance with the Bank’s usual payroll practices on the date hereof. If the Company breaches its duty to pay the Executive hereunder beyond any cure period, or breaches such duty more than three times during the term of the Restricted Period, and Executive does not waive such breach(es) in writing, then the Company shall be required to pay the entire unpaid balance of such payments to the Executive in one lump sum. The Company agrees that prejudgment interest is appropriate to the Executive for any such breach(es) if the Company becomes obligated to make a lump-sum payment. If the Company fails to make any payment when due, then the Bank shall make such payments immediately upon demand.
     (d) Suspension of Payments. The Company may suspend payments to the Executive during any period that the Executive is actively engaged in a Competing Business in the Protected Geographic Area during the Restricted Period. The Company shall be entitled to credit for, and may recover, any payments made to the Executive while the Executive was in material, uncured violation of this Agreement.
     6. Protected Activities and Conduct.
     (a) Nothing in this Agreement shall prevent the Executive from accepting employment from a Competing Business, after cessation of the Executive’s employment with the Company or the Bank but during the Restricted Period, outside the Protected Geographic Area, as long as the Executive will not, either directly or indirectly, be actively engaged as an employee or other representative or agent of the Competing Business within the Protected Geographic Area or have any responsibilities or authority whatsoever for all or any part of the Competing Business’ operations or activities within the Protected Geographic Area.
     (b) The terms “actively engaged,” “active engagement,” and/or “active participation” shall be given their usual and customary meanings, but they shall not include any occasional or infrequent giving of advice or counsel to colleagues or associates of the Executive. This limitation is intended to assure the Executive that he will not be in violation of this Agreement by infrequent and casual conduct. In addition, without violating this
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Agreement, and without being deemed to be “actively engaged” or actively participating in a Competing Business, the Executive may own an interest not to exceed 2% of the total equity interest in any entity with securities registered under Section 12 of the Exchange Act whose equity securities are listed on a national securities exchange (even if such entity is a Competing Business). In addition, the Executive may lend his own personal funds on any basis that he sees fit and, as a result thereof, shall not be deemed to be engaged in the banking business or to be engaged in a Competing Business.
     7. Company’s Right to Extend. Prior to the date of a Secondary Acquisition or any other Termination Date, and so long as the Company is not in default under this Agreement or the Second Amended Agreement, the Company may extend the Expiration Date of until August 31, 2011, by written notice delivered to Executive if such notice is delivered on or prior to June 1, 2010, but not otherwise. The term “Company” in this paragraph includes the Acquirer. The extension of the Expiration Date shall not affect any of the other events or circumstances that give rise to a Termination Date.
     8. Equitable Relief. The Executive acknowledges that the breach or threatened breach of any of the provisions of his non-disclosure, non-competition, and non-solicitation agreements will cause immediate irreparable harm to the Company and cannot be adequately compensated by the payment of damages. Accordingly, the Executive covenants and agrees that the Company, in addition to any other rights or remedies which it may have, will be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from breaching or threatening to breach any of the provisions of this paragraph without posting bond or other surety. Such right to obtain injunctive relief may be exercised at the option of the Company in addition to, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies which the Company may have as a result of such breach or threatened breach, including the recovery of monetary damages.
     9. Executive Acknowledgment. The Executive specifically acknowledges and agrees that he has negotiated the foregoing restrictions on competition with the Company and that they are fair and reasonable to him so long as the Company has performed and continues to perform its obligations to Executive as specified in this Agreement and in the Second Amended Agreement.
     10. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the
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party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

To the Company:	Mid-America Bancshares, Inc.
Attn: Chairman of the Personnel Committee
2019 Richard Jones Road
Nashville, Tennessee 37215

To the Executive:	Jason K. West
<Address on File>
Notice sent to the last known address of Executive as contained in the Company’s or Bank’s payroll records shall be deemed to be sent to the proper address unless the Executive has furnished the Company or the Bank a written notice of a different address.
     11. Successors; Binding Agreement. For purposes of this paragraph of this Agreement, “Company” shall mean the Company, as defined above, and any successor to its business and/or assets. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If the Executive should die while any amount would still be payable to his hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Executive’s estate.
     12. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized representative of the Company. No waiver by either party hereto at anytime of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Executive or the Company may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Company, or under any established personnel practice or policy applicable to the Executive.
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No employment, consulting or comparable contract shall be deemed to modify or supersede this Agreement; rather, this Agreement may not be impliedly amended, superseded or terminated. This Agreement can be terminated only by a written contract that expressly states that this Agreement is terminated, amended, superseded, canceled or otherwise modified.
     13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee.
     14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.
     15. Jurisdiction and Venue; Waiver of Jury Trial. This Agreement has been executed and delivered in Franklin, Williamson County, Tennessee, and any action or claim related to or involving this Agreement filed by any of the Company and/or the Executive shall be brought in the Circuit or Chancery Court for Williamson County, Tennessee. Executive and Company, after consultation with counsel, have elected to WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY and hereby consent to a trial by the Court sitting without a jury.
     16. Legal Fees. The Company shall pay to Executive all reasonable legal fees and expenses incurred by the Executive as a result of a material uncured breach of this Agreement by the Company. The Executive shall pay to Executive all reasonable legal fees and expenses incurred by the Company as a result of a material uncured breach of this Agreement by the Executive. The Executive shall be deemed to have cured a breach of the non-competition portion of this Agreement if he ceases to be actively engaged in a Competing Business after the Company delivers a written demand to him to do so.
     17. General Terms and Provisions. This Agreement shall be read in conjunction with, but shall constitute a separate and different agreement from, the Executive’s Second Amended and Restated Change of Control Agreement with the Company. Descriptive paragraph, subparagraph, and/or section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same contract. The parties shall deal with each other fairly and in good faith. The term “affiliate” shall have the meaning ascribed thereto in 17 C.F.R. 240.12b-2; the concept of “beneficial ownership” shall have the meaning ascribed thereto in 17 C.F.R. 13d-3, inclusive of either
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or both of dispositive and voting control; and the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
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     AS SET FORTH ABOVE, AFTER CONSULTATION WITH COUNSEL EXECUTIVE AND COMPANY, HAVE ELECTED TO WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY AND HEREBY CONSENT TO A TRIAL BY THE COURT SITTING WITHOUT A JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATED TO OR INVOLVING THIS AGREEMENT.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered to become effective as of the date first above written.

MID-AMERICA BANCSHARES, INC.
By:	/s/ David Major
David Major, President

/s/ Jason K. West
Jason K. West, Individually

PRIMETRUST BANK
By:	/s/ Gary L. Scott
Gary L. Scott, Chairman

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